Exhibit 10.2

REAFFIRMATION OF GUARANTY

THIS REAFFIRMATION OF GUARANTY (this “Reaffirmation”) is made and executed as of this 1st day of November, 2017 by KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (the “Guarantor”), in favor of GOLDMAN SACHS BANK USA, a New York chartered bank (together with its successors and permitted assigns, “Buyer”).

RECITALS

WHEREAS, Buyer has entered into that certain Master Repurchase Agreement, dated as of September 30, 2016, among KREF LENDING III LLC, a Delaware limited liability company (together with its successors and permitted assigns, “QRS Seller”), KREF LENDING III TRS LLC, a Delaware limited liability company (together with its successors and permitted assigns, “TRS Seller”; together with QRS Seller, the “Sellers” and each a “Seller”) and Buyer (the “Original MRA”);

WHEREAS, in connection with the Original MRA, the Guarantor executed and delivered that certain Limited Guaranty, dated as of September 30, 2016, in favor of Buyer (as may be amended, restated, supplemented or otherwise modified from time to time, the “Guaranty”);

WHEREAS, as of the date hereof, the QRS Seller, the TRS Seller and Buyer wish to amend and restate the Original MRA (such amended and restated Original MRA, the “A&R MRA”) and to amend and restate the Fee Agreement (as defined in the Original MRA) (such amended and restated Fee Agreement, the “A&R Fee Agreement”; together with the A&R MRA, the “A&R Documents”); and

WHEREAS, as a condition to enter into the A&R Documents, Buyer requires the Guarantor to unconditionally reaffirm that its obligations under the Guaranty remain in full force and effect after giving effect to the A&R Documents and that it consents to the A&R Documents.

AGREEMENT

NOW THEREFORE, as an inducement for Buyer to enter into the A&R Documents and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantor hereby agrees as follows:

1.          Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Guaranty or the A&R MRA, as the case may be.

2.          The Recitals set forth hereinabove are hereby incorporated by this reference with the same force and effect as it fully set forth herein.

3.          The Guarantor acknowledges and agrees that (a) for purposes of the Guaranty, the definition of “Transaction Documents” shall include the A&R Documents, (b) pursuant to the A&R Documents, the Sellers have requested that Buyer amend and restate the Original MRA and the Fee Agreement (as defined in the Original MRA) to, among other things, allow the Sellers to enter into Swingline Transactions (in an amount not to exceed the Swingline Facility Amount) and Term Transactions (in an amount not to exceed the Term Facility Amount) and make other amendments as set forth therein, and the Guarantor hereby consents to such amendment and restatement, and (c) that, after giving effect to the A&R Documents, the Guarantor’s obligations with respect to the Guaranteed Obligations remain in full force and effect.

4.          The Guarantor certifies that the representations and warranties contained in the Guaranty remain true, correct and complete in all material respects as of the date hereof with the same force and effect as if made on the date hereof and that it has no offsets, counterclaims or defenses to any of its obligations under the Guaranty.

5.          The Guaranty remains unmodified and in full force and effect.

[Signatures follow on the next page]

IN WITNESS WHEREOF, the undersigned has executed and delivered this Reaffirmation as of the day and year first hereinabove written.

GUARANTOR:

KKR REAL ESTATE FINANCE HOLDINGS L.P.
a Delaware limited partnership

By:	KKR REAL ESTATE FINANCE TRUST INC., its general partner

By:	/s/ Patrick Mattson
	Name:	Patrick Mattson
	Title:	Authorized Signatory

[Signature Page to Reaffirmation of Guaranty]